EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com
Press Release

FDA Approves VYVANSE™ (lisdexamfetamine dimesylate), the First and Only Once-Daily Prodrug Stimulant to Treat ADHD in Adults

Within the first eight months since its introduction in the United States, VYVANSE has achieved over one million prescriptions

In a clinical study with adults, VYVANSE was shown to significantly improve the symptoms of ADHD (inattention, hyperactivity and impulsivity)1

Basingstoke, U.K. and Philadelphia, PA – April 23, 2008– Shire plc (LSE: SHP, NASDAQ: SHPGY,), the global specialty biopharmaceutical company, today announced that it has received approval from the U.S. Food and Drug Administration (FDA) for VYVANSE™ (lisdexamfetamine dimesylate), for the treatment of Attention Deficit Hyperactivity Disorder (ADHD) in adults.  VYVANSE, introduced in July 2007 for the treatment of ADHD in children aged 6 to 12 years, is now the first and only once-daily prodrug stimulant approved to treat adults with ADHD.  In its first eight months of availability, more than one million VYVANSE prescriptions have been filled.2

“We are very pleased with this FDA approval of the adult indication for VYVANSE,” said Matthew Emmens, Chief Executive Officer of Shire. “This approval provides physicians a new treatment option that can help their adult patients by significantly improving their ADHD symptoms. VYVANSE has been well accepted by the medical community.  With Shire’s experience as a leader in the development and commercialization of ADHD medications, we are confident that this approval for adult patients will help continue to increase prescription share and volume of VYVANSE.”

“Many people may think of ADHD as only a childhood disorder but the fact is that the majority of children diagnosed with ADHD still have symptoms as an adult.  These symptoms can significantly impact them at work, home and in relationships, where they have important responsibilities,” said David W. Goodman, assistant professor of psychiatry and behavioral sciences at Johns Hopkins University School of Medicine and director of the Adult Attention Deficit Disorder Center of Maryland. “The good news is that in a clinical study with adults, one daily dose of VYVANSE significantly improved ADHD symptoms of inattention, such as the ability to focus and organize, as well as hyperactivity and impulsivity.”

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Since VYVANSE became available for children with ADHD in July 2007, the product has achieved a U.S. market share of 6.9 percent based on weekly branded prescription volume VYVANSE formulary coverage has been positive, with the top six managed care plans now covering the product in a preferred formulary position.

VYVANSE is a therapeutically inactive prodrug, in which d-amphetamine is covalently bonded to l-lysine, and after oral ingestion it is converted to pharmacologically active d-amphetamine.3 The conversion of VYVANSE to d-amphetamine is not affected by gastrointestinal pH and is unlikely to be affected by alterations in normal GI transit times.4

VYVANSE is currently available in three dosage strengths of 30 mg, 50 mg and 70 mg, each for once-daily dosing.  Additional dosage strengths of 20 mg, 40 mg and 60 mg VYVANSE have also been FDA-approved and are expected to be available in pharmacies this summer.

Additional information about VYVANSE and Full Prescribing Information are available at www.vyvanse.com.

VYVANSE Significantly Improved ADHD Symptoms
The phase III pivotal trial that led to the FDA approval of VYVANSE to treat adults with ADHD was a double-blind, placebo-controlled, four-week study with dose escalations in 414 adults aged 18 to 55 years.  In this study, adults with ADHD experienced significant improvements in ADHD symptom control within one week of treatment with once-daily VYVANSE.1

Treatment with VYVANSE at all doses studied (30 mg, 50 mg, 70 mg) was significantly more effective than placebo, providing a reduction in ADHD Rating Scale (ADHD-RS-IV) scores ranging from 16.2 to 18.6 points at endpoint.1  The ADHD-RS-IV is a standardized test for assessing symptoms of ADHD and for assessing their response to treatment.5,6  This scale, which contains 18 items, is based on the ADHD diagnostic criteria as defined in the APA’s Diagnostic and Statistical Manual of Mental Disorders, Fourth Edition, Text Revision®, a publication of the American Psychiatric Association.7

Investigators also measured the efficacy of VYVANSE with the Clinical Global Impressions-Improvement (CGI-I) scale and found that the percentage of subjects taking VYVANSE that rated improved ranged from 57 to 61 percent across all doses and was significantly greater than placebo.1 The CGI-I scale is a standard assessment used to rate the severity of a patient’s illness and improvement over time.8

The most commonly reported adverse events in this study were decreased appetite, difficulty falling asleep, and dry mouth.

About ADHD
ADHD is one of the most common psychiatric disorders in children and adolescents.9
Approximately 7.8 percent of all school-aged children, or about 4.4 million U.S. children aged 4 to 17 years, have been diagnosed with ADHD at some point in their lives, according to the U.S. Centers for Disease Control and Prevention (CDC).10  The disorder is also estimated to affect 4.4 percent of U.S. adults aged 18-44 based on results from the National Comorbidity Survey Replication, a nationally representative household survey, which used a lay-administered diagnostic interview to assess a wide range of DSM-IV disorders.11  ADHD is a neurobiological disorder that manifests as a persistent pattern of inattention and/or hyperactivity-impulsivity that is more frequent and severe than is typically observed in individuals at a comparable level of development.7  To be properly diagnosed with ADHD, a

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child needs to demonstrate at least six of nine symptoms of inattention; and/or at least six of nine symptoms of hyperactivity/impulsivity; the onset of which appears before age 7 years; that some impairment from the symptoms is present in two or more settings (e.g., at school and home); that the symptoms continue for at least six months; and that there is clinically significant impairment in social, academic or occupational functioning and the symptoms cannot be better explained by another psychiatric disorder.7

Although there is no “cure” for ADHD, there are accepted treatments that specifically target its symptoms. The most common standard treatments include educational approaches, psychological or behavioral modification, and medication.12

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160

	Eric Rojas (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280

	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

About VYVANSE

Tell the doctor about any heart conditions, including structural abnormalities, that you, your child, or a family member, may have.   Inform the doctor immediately if you or your child develops symptoms that suggest heart problems, such as chest pain or fainting.

Vyvanse should not be taken if you or your child has advanced disease of the blood vessels (arteriosclerosis); symptomatic heart disease; moderate to severe high blood pressure; overactive thyroid gland (hyperthyroidism); known allergy or unusual reactions to drugs called sympathomimetic amines (for example, pseudoephedrine); seizures; glaucoma; a history of problems with alcohol or drugs; agitated states; taken a monoamine oxidase inhibitor (MAOI) within the last 14 days.

Tell the doctor before taking Vyvanse if you or your child is being treated for or has symptoms of depression (sadness, worthlessness, or hopelessness) or bipolar disorder; has abnormal thought or visions, hears abnormal sounds, or has been diagnosed with psychosis; has had seizures or abnormal EEGs; has or has had high blood pressure; exhibits aggressive behavior or hostility.  Tell the doctor immediately if you or your child develops any of these conditions or symptoms while taking Vyvanse.

Abuse of amphetamines may lead to dependence.  Misuse of amphetamine may cause sudden death and serious cardiovascular adverse events.  These events have also been reported rarely with amphetamine use.

Vyvanse was generally well tolerated in clinical studies.  The most common side effects reported in studies of Vyvanse were: children – decreased appetite, difficulty falling asleep, stomachache, and irritability; adult – decreased appetite, difficulty falling asleep, and dry mouth.

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Aggression, new abnormal thoughts/behaviors, mania, growth suppression, worsening of motion or verbal tics, and Tourette’s syndrome have been associated with use of drugs of this type.  Tell the doctor if you or your child has blurred vision while taking Vyvanse.

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.  Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development including, but not limited to the successful development of JUVISTA® (Human TGFb3) and veleglucerase alfa (GA-GCB); manufacturing and commercialization including, but not limited to, the establishment in the market of VYVANSE™ (lisdexamfetamine dimesylate) (Attention Deficit and Hyperactivity Disorder (“ADHD”)); the impact of competitive products, including, but not limited to, the impact of those on Shire’s ADHD franchise; patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval date of INTUNIV™ (guanfacine extended release) (ADHD); Shire’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc’s filings with the Securities and Exchange Commission, including Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2007.

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1. Adler L et al.  Efficacy and Safety of Lisdexamfetamine Dimesylate in Adults with Attention Deficit Hyperactvity Disorder.  Paper presented at:  American Academy of Child and Adolescent Psychiatry Annual Meeting; October 25, 2007; Boston, MA.

2. IMS National Prescription Audit (NPA), March 2008.

3. Biederman J, Hodgkins P, Krishnan S, Findling RL. Efficacy and tolerability of lisdexamfetamine (NRP104) in children with attention-deficit/hyperactivity disorder (ADHD):  A phase 3, randomized, multi-center, randomized, double-blind, forced-dose, parallel group study. Clinical Therapeutics.  2007; 29:450-463. [Note to MLR: Please refer to Table III.]

4. Vyvanse [package insert]. Wayne, PA: Shire Pharmaceuticals Inc; 2006.

5. DuPaul GJ. Parent and Teacher Ratings of ADHD Symptoms: Psychometric Properties in a Community-Based Sample. J Clin Child Psychol. 1991;20(3):245-253.

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6. Collett BR, Ohan JL, Meyers KM.  Ten Year Review of Rating Scales. V: Scales Assessing Attention-Deficit/Hyperactivity Disorder.  J Am Acad Child Adolesc Psychiatry.  2003; 42(9): 1015-37.

7. Diagnostic and Statistical Manual of Mental Disorders: 4th ed., Text Revision (DSM-IV-TR®). Arlington, VA: American Psychiatric Publishing; 2000:85-93.

8. Guy W. Clinical Global Impressions. ECDEU Assessment Manual for Psychopharmacology. Rockville, MD: US Department of Health, Education and Welfare, 1976

9. “Introduction,” Diagnosis and Treatment of Attention Deficit Hyperactivity Disorder.  NIH Consensus Statement 1998 Nov 16-18; 16(2):1-37.  Available at: http://consensus.nih.gov/1998/1998AttentionDeficitHyperactivityDisorder110html.htm Accessed on May 7, 2007

10. Mental health in the United States: Prevalance of diagnosis and medication treatment for attention-deficit/hyperactivity disorder, United States, 2003. MMWR, September 2, 2005; 54 (34): 842-847.  Available at: http://www.cdc.gov/mmwr/preview/mmwrhtml/mm5434a2.htm  Accessed on May 7, 2007.

11. Kessler RC, Adler L, Barkley R, Biederman J, Conners CK, Demler O, Faraone SV, Greenhill LL, Howes MJ, Secnik K, Spencer T, Ustun TB, Walters EE and Zaslavsky AM. The Prevalence and Correlates of Adult ADHD in the United States: Results From the National Comorbidity Survey Replication.  Am J Psychiatry. 2006; 163:716-723.

12. Baumgartel A, et al.  Practice guideline for the diagnosis and management of attention deficit hyperactivity disorder. Ambulatory Child Health.  1998; 4:51.

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